     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1999
                         REGISTRATION STATEMENT NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                 WAVEPHORE, INC.
             (Exact name of registrant as specified in its charter)

       INDIANA                                           86-0491428
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                                 WAVEPHORE, INC
                             3311 NORTH 44TH STREET
                             PHOENIX, ARIZONA 85018
                                 (602) 952-5500

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)

                           NON QUALIFIED STOCK OPTION
                              (Full Title of Plans)

                     DAVID E. DEEDS, CHIEF EXECUTIVE OFFICER
                                 WAVEPHORE, INC.
                             3311 NORTH 44TH STREET
                             PHOENIX, ARIZONA 85018
                                 (602) 952-5500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                             DOUGLAS J. REICH, ESQ.
                                 WAVEPHORE, INC.
                             3311 NORTH 44TH STREET
                             PHOENIX, ARIZONA 85018
                                 (602) 952-5500
                       -----------------------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                            Proposed                         Proposed
                                                            Maximum                          Maximum
                                  Amount                    Offering                         Aggregate                Amount of
Title of Securities               to be                     Price Per                        Offering                 Registration
to be Registered                  Registered(1)             Share                            Price                    Fee
===================================================================================================================================

Common Shares ...................  445,000                  $4.125(2)                         $1,835,625(2)           $511

===================================================================================================================================

                          (footnotes on following page)

(1) In the event of a stock split, stock dividend, or similar transaction involving Common Shares of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), and based upon the exercise price of such option.

                                  PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       Document(s) containing the information specified by Part I of Form S-8 will be sent or given to the participant in the Non Qualified Stock Option of WavePhore, Inc. as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"), and are not being filed with the Commission, either as part of this Registration Statement or as Prospectuses or Prospectus Supplements pursuant to Rule 424 under the Act, pursuant to the instructions to Part I. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended ( the "Exchange Act"), and are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b)      Current Report on Form 8-K filed on January 12, 1999;

         (c) All other reports filed with the Commission by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998;

         (d) Description of the Company's Common Shares as set forth under the caption "Description of Capital Shares - Common Shares" contained in the Prospectus included in Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 33-79316) filed with the Commission on September 15, 1994, which was incorporated by reference in Item 1 of the Company's Registration Statement on Form 8-A, as filed with the Commission on September 26, 1994, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Unless limited by a corporation's articles of incorporation, the Indiana Business Corporation Law (the "IBCL") requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. The IBCL permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual's conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interest; and (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual's conduct was lawful; or (B) had no reasonable cause to believe the individual's conduct was unlawful. Unless a corporation's articles of incorporation provide otherwise, an officer of the corporation, whether or not a director, is entitled to mandatory and court-ordered indemnification to the same extent as a director; and the corporation may indemnify an officer, employee or agent of the corporation, whether or not a director, to the same extent as a director, and to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. The indemnification provisions of the IBCL are not exclusive of any rights to indemnification that a person may have under the corporation's articles of incorporation or bylaws, a resolution of the board of directors or of the shareholders, or any other authorization, whenever adopted, after notice, by a majority vote of all of the voting shares then issued and outstanding.

The IBCL provides that a director is not liable for any action taken as a director, or any failure to take any action, unless: (1) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the IBCL; and (2) the breach or failure to perform constitutes willful misconduct or recklessness. Section 23-1-35-1 of the IBCL provides that a director shall, based upon the facts then known to the director, discharge the duties as a director, including the director's duties as a member of a committee: (1) in good faith; (2) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (3) in a manner the director reasonably believes to be in the best interests of the corporation. In discharging the director's duties, a director is entitled to rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the corporation whom a director reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (3) a committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence. A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by the foregoing provisions unwarranted. A director may, in considering the best interests of a corporation, consider the affects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

                  The Company's Articles of Incorporation provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the maximum extent permitted under the IBCL. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

                  The Company's Code of Bylaws provides that the corporation shall indemnify any individual who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit or proceeding, whether civil, criminal, administrative, investigative, and whether formal or informal, in which he has made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except
(i) in the case of any action, suit, or proceeding terminated by judgment, order or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness.

                  The directors and officers of the Company are covered by an insurance policy indemnifying against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), in certain circumstances.



ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 4 to the

                  Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994).

4.2 Articles of Amendment to the Company's Articles of Incorporation dated December 27, 1995 (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated December 27, 1995).

4.3 Articles of Amendment to the Company's Articles of Incorporation dated February 7, 1996 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement No. 333-1198 on Form S-3).

4.4 Articles of Amendment to the Company's Articles of Incorporation dated July 23, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on August 1, 1997).

4.5               Restated Code of Bylaws (incorporated by reference to Exhibit
                  4.2 to the Company's Registration Statement No. 33-80343 on Form S-8).

5                 Opinion of Barnes & Thornburg regarding legality.

10.1 Non Qualified Stock Option Agreement between the Company and David E. Deeds, dated October 12, 1998.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2              Consent of Barnes & Thornburg (included in Exhibit 5).


ITEM 9.           UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March , 1999.

                                      WAVEPHORE, INC.


                                      By:/s/ David E. Deeds
                                         ------------------
                                      David E. Deeds, Chairman,
                                      Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


       SIGNATURE                             TITLE                                        DATE
       ---------                             -----                                        ----
/s/ David E. Deeds                        Chairman of the Board, Chief                    March 31, 1999
------------------                        Executive Officer and President
David E. Deeds                            (Principal Executive Officer)



/s/ R. Glenn Williamson                   Executive Vice President, Chief                 March 31, 1999
-----------------------                   Operating Officer and
R. Glenn Williamson                       Director


/s/ Kenneth D. Swenson                    Executive Vice President,                       March 31, 1999
----------------------                    Chief Financial Officer,
Kenneth D. Swenson                        Treasurer (Principal Financial
                                          Officer and Principal Accounting
                                          Officer) and Director

/s/ C. Roland Haden
----------------------
C. Roland Haden                           Director                                        March 31, 1999


/s/ Glenn Scolnik                         Director                                        March 31, 1999
-----------------
Glenn Scolnik


/s/ J. Robert Collins                     Director                                        March 31, 1999
---------------------
J. Robert Collins

                               INDEX TO EXHIBITS

4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994).

4.2 Articles of Amendment to the Company's Articles of Incorporation dated December 27, 1995 (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated December 27, 1995).

4.3 Articles of Amendment to the Company's Articles of Incorporation dated February 7, 1996 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement No. 333-1198 on Form S-3).

4.4 Articles of Amendment to the Company's Articles of Incorporation dated July 23, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on August 1, 1997).

4.5               Restated Code of Bylaws (incorporated by reference to Exhibit
                  4.2 to the Company's Registration Statement No. 33-80343 on Form S-8).

5                 Opinion of Barnes & Thornburg regarding legality.

10.1 Non Qualified Stock Option Agreement between the Company and David E. Deeds, dated October 12, 1998.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2              Consent of Barnes & Thornburg (included in Exhibit 5).